Exhibit 99.1

March 5, 2025

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. REPORTS STRONG FISCAL 2025 FIRST QUARTER RESULTS;

REAFFIRMS 2025 GUIDANCE

•
First quarter net sales of $525.1 million compared to $586.0 million in the prior year quarter, the latter of which included $76.6 million related to the Bus Manufacturing Businesses1
o
Excluding the impact of the Bus Manufacturing Businesses, net sales increased $15.7 million, or 3.1% compared to the prior year quarter
•
First quarter net income of $18.2 million compared to net income of $182.7 million in the prior year quarter, the latter of which included a $257.5 million gain on the sale of Collins1
•
Record first quarter Adjusted EBITDA2 was $36.8 million compared to $30.5 million in the prior year quarter, the latter of which included $9.9 million related to Bus Manufacturing Businesses
o
Excluding the impact of the Bus Manufacturing Businesses, Adjusted EBITDA increased $16.2 million, or 78.6% compared to the prior year quarter.
•
First quarter Adjusted Net Income2 of $20.9 million compared to $14.7 million in the prior year quarter
•
The company repurchased approximately 0.6 million of its common shares for $19.2 million during the quarter
•
Reaffirms the 2025 guidance provided in our December 11, 2024 fourth quarter earnings press release

Brookfield, Wis. -- (BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG) (the “company”), a manufacturer of industry-leading specialty and recreational vehicles, today reported results for the three months ended January 31, 2025 (“first quarter 2025”). Consolidated net sales in the first quarter 2025 were $525.1 million, compared to $586.0 million for the three months ended January 31, 2024 (“first quarter 2024”). Net sales for the first quarter 2024 included $76.6 million attributable to the Bus Manufacturing Businesses. Excluding the impact of the Bus Manufacturing Businesses, net sales increased $15.7 million, or 3.1% compared to the prior year quarter. The increase, excluding the impact of the Bus Manufacturing Businesses, was primarily due to higher net sales in the Specialty Vehicles segment, partially offset by lower net sales in the Recreational Vehicles segment.

The company’s first quarter 2025 net income was $18.2 million, or $0.35 per diluted share, compared to net income of $182.7 million, or $3.06 per diluted share, in the first quarter 2024, which included a $257.5 million gain on the sale of Collins. Adjusted Net Income for the first quarter 2025 was $20.9 million, or $0.40 per diluted share, compared to Adjusted Net Income of $14.7 million, or $0.25 per diluted share, in the first quarter 2024. Adjusted EBITDA in the first quarter 2025 was $36.8 million, compared to $30.5 million in the first quarter 2024. Adjusted EBITDA for the first quarter 2024 included $9.9 million attributable to Bus Manufacturing Businesses. Excluding the impact of the Bus Manufacturing Businesses, Adjusted EBITDA increased $16.2 million, or 78.6% compared to the prior year quarter. The increase, excluding the impact of the Bus Manufacturing Businesses, was primarily due to the higher contribution from the Specialty Vehicles segment and lower contribution from the Recreational Vehicles segment.

“We are pleased to have delivered record first quarter results, demonstrating the strength of our operational execution and disciplined approach. This performance reinforces our confidence in the momentum we are building and positions us well for the year ahead. As a result, we are reaffirming our Fiscal 2025 guidance provided in December,” REV Group Inc. President and CEO, Mark Skonieczny, said. “Within the quarter we utilized our strong balance sheet and financial position to recommence share repurchases, which we view as an attractive use of capital at the current valuation. With a solid foundation of execution and momentum in place, we remain focused on driving continued growth and creating long-term value for our shareholders.”

1 In fiscal 2024, the company exited bus manufacturing through the sale Collins Bus Corporation (“Collins”) in the first quarter, and El Dorado National (California), Inc (“ENC”) in the fourth quarter. Collins and ENC are collectively referred to as the "Bus Manufacturing Businesses".

2 REV Group, Inc. Adjusted Net Income and Adjusted EBITDA are non-GAAP measures that are reconciled to their nearest GAAP measure later in this release.

REV Group First Quarter Segment Highlights

Specialty Vehicles Segment

Specialty Vehicles segment net sales were $370.2 million in the first quarter 2025, a decrease of $47.0 million, or 11.3%, from $417.2 million in the first quarter 2024. Net sales for the first quarter 2024 included $76.6 million attributable to the Bus Manufacturing Businesses. Excluding the impact of the Bus Manufacturing Businesses, net sales increased $29.6 million, or 8.7% compared to the prior year quarter. The increase in net sales, excluding the impact of the Bus Manufacturing Businesses, compared to the prior year quarter was primarily due to increased shipments of fire apparatus, a favorable mix of ambulance units, and price realization, partially offset by lower shipments of terminal trucks. Specialty Vehicles segment backlog at the end of the first quarter 2025 was $4,226.1 million compared to $3,864.1 million at the end of the first quarter 2024. Backlog at the end of the first quarter 2024 included $84.2 million related to the Bus Manufacturing Businesses. Excluding the impact of the Bus Manufacturing Businesses, backlog increased $446.2 million compared to the prior year quarter. The increase, excluding the impact of the Bus Manufacturing Businesses, was primarily the result of continued demand and order intake for fire apparatus and ambulance units and pricing actions, partially offset by lower order intake for terminal truck units.

Specialty Vehicles segment Adjusted EBITDA was $35.2 million in the first quarter 2025, an increase of $9.0 million, or 34.4%, from Adjusted EBITDA of $26.2 million in the first quarter 2024. Adjusted EBITDA for the first quarter 2024 included $9.9 million attributable to the Bus Manufacturing Businesses. Excluding the impact of the Bus Manufacturing Businesses, Adjusted EBITDA increased $18.9 million, or 116.0% compared to the prior year quarter. Profitability within the segment, excluding the impact of the Bus Manufacturing Businesses, benefited from higher sales volume of fire apparatus as a result of throughput improvements, a favorable mix of ambulance units, and price realization, partially offset by inflationary pressures and lower contribution from the terminal trucks business.

Recreational Vehicles Segment

Recreational Vehicles segment net sales were $155.0 million in the first quarter 2025, a decrease of $14.4 million, or 8.5%, from $169.4 million in the first quarter 2024. The decrease in net sales compared to the prior year quarter was primarily due to decreased unit shipments and increased dealer assistance, partially offset by pricing actions. Recreational Vehicles segment backlog at the end of the first quarter 2025 was $264.5 million, a decrease of $112.2 million compared to $376.7 million at the end of the first quarter 2024. The decrease was primarily the result of lower order intake in certain categories, unit shipments against backlog, and order cancelations.

Recreational Vehicles segment Adjusted EBITDA was $9.2 million in the first quarter 2025, a decrease of $2.4 million, or 20.7%, from $11.6 million in the first quarter 2024. The decrease was primarily due to lower unit shipments, increased dealer assistance, and inflationary pressures, partially offset by productivity and cost reduction initiatives.

Working Capital, Liquidity, and Capital Allocation

Net debt3 totaled $108.4 million as of January 31, 2025, including $31.6 million cash on hand. The company had $262.9 million available under its ABL revolving credit facility as of January 31, 2025, a decrease of $86.7 million as compared to the October 31, 2024 availability of $349.6 million. On February 20, 2025, the Company amended the 2021 ABL Facility, extending the maturity of the facility and modifying certain terms. Details can be found in the Form 8-K filed on February 24, 2025.

During the first quarter 2025, the company repurchased approximately 0.6 million of its common shares for $19.2 million at an average purchase price of $33.09 per share, excluding commissions, fees and excise taxes. Trade working capital4 for the company as of January 31, 2025 was $290.2 million, compared to $248.2 million as of October 31, 2024. The increase was primarily due to an increase in accounts receivable, and a decrease in accounts payable, partially offset by an increase in customer deposits. Capital expenditures in the first quarter 2025 were $4.9 million compared to $10.5 million in the first quarter 2024.

3 Net Debt is defined as total debt less cash and cash equivalents.

4 Trade Working Capital is defined as accounts receivable plus inventories less accounts payable and customer advances.

Quarterly Dividend

The company’s board of directors declared a regular quarterly cash dividend in the amount of $0.06 per share of common stock, payable on April 11, 2025, to shareholders of record on March 28, 2025, which equates to a rate of $0.24 per share of common stock on an annualized basis.

Conference Call

A conference call to discuss the company’s first quarter 2025 business and financial results and our outlook is scheduled for March 5, 2025, at 10:00 a.m. ET. A supplemental slide deck will be available on the REV Group, Inc. investor relations website. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to http://investors.revgroup.com/investor-events-and-presentations/events at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

About REV Group

REV Group (REVG) companies are leading designers and manufacturers of specialty vehicles and related aftermarket parts and services, which serve a diversified customer base, primarily in the United States, through two segments: Specialty Vehicles and Recreational Vehicles. The Specialty Vehicles Segment provides customized vehicle solutions for applications, including essential needs for public services (ambulances and fire apparatus) and commercial infrastructure (terminal trucks and industrial sweepers). REV Group’s Recreational Vehicle Segment manufactures a variety of RVs, from Class B vans to Class A motorhomes. REV Group's portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. REV Group trades on the NYSE under the symbol REVG. Investors-REVG

Note Regarding Non-GAAP Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow, which are non-GAAP financial measures. Adjusted EBITDA represents net income or net loss before depreciation and amortization, interest expense, income taxes, as adjusted for certain non-recurring, one-time and other adjustments which we believe are not indicative of our underlying operating performance. Adjusted Net Income represents net income or net loss as adjusted for certain after-tax, non-recurring, one-time and other adjustments, which we believe are not indicative of our underlying operating performance, as well as non-cash intangible asset amortization and stock-based compensation. Free Cash Flow is calculated as net cash from operating activities minus capital expenditures.

The company believes that the use of Adjusted EBITDA and Adjusted Net Income provide additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. A reconciliation of Adjusted EBITDA and Adjusted Net Income to the most closely comparable financial measures calculated in accordance with GAAP is included in the financial appendix of this news release.

Cautionary Statement About Forward-Looking Statements

This news release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “aim,” “strive,” “goal,” “seek,” “forecast” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate, including REV Group’s outlook for the full fiscal year 2025.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the company’s annual report on Form 10-K, and in the company’s subsequent quarterly reports on Form 10-Q, together with the company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise.

Contact

Drew Konop

VP, Investor Relations & Corporate FP&A

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

		(Audited)
	January 31, 2025	October 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$31.6	$24.6
Accounts receivable, net	185.3	152.3
Inventories, net	601.8	602.8
Other current assets	21.6	26.8
Total current assets	840.3	806.5
Property, plant and equipment, net	129.5	130.2
Goodwill	137.7	137.7
Intangible assets, net	94.8	95.4
Right of use assets	30.4	32.1
Deferred income taxes	3.7	5.4
Other long-term assets	5.7	5.7
Total assets	$1,242.1	$1,213.0
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$169.8	$188.8
Short-term customer advances	152.4	158.0
Accrued compensation	23.4	33.7
Short-term accrued warranty	19.2	20.0
Short-term lease obligations	7.3	7.3
Other current liabilities	62.6	61.5
Total current liabilities	434.7	469.3
Long-term debt	140.0	85.0
Long-term customer advances	174.7	160.1
Long-term lease obligations	24.1	25.7
Other long-term liabilities	39.8	37.8
Total liabilities	813.3	777.9
Commitments and contingencies
Shareholders' Equity:
Preferred stock ($.001 par value, 95,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($.001 par value, 605,000,000 shares authorized; 51,657,800 and 52,131,600 shares issued and outstanding, respectively)	0.1	0.1
Additional paid-in capital	295.5	316.5
Retained earnings	132.6	118.3
Accumulated other comprehensive income	0.6	0.2
Total shareholders' equity	428.8	435.1
Total liabilities and shareholders' equity	$1,242.1	$1,213.0

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share and per share amounts)

	Three Months Ended January 31,
	2025	2024
Net sales	$525.1	$586.0
Cost of sales	455.3	523.1
Gross profit	69.8	62.9
Operating expenses:
Selling, general and administrative	41.2	55.4
Amortization of intangible assets	0.6	0.6
Restructuring	—	0.8
Impairment charges	—	12.6
Total operating expenses	41.8	69.4
Operating income (loss)	28.0	(6.5)
Interest expense, net	6.0	6.8
Gain on sale of business	—	(257.5)
Income before provision for income taxes	22.0	244.2
Provision for income taxes	3.8	61.5
Net income	$18.2	$182.7

Net income per common share:
Basic	$0.35	$3.09
Diluted	0.35	3.06
Dividends declared per common share	0.06	3.05

Adjusted net income per common share:
Basic	$0.40	$0.25
Diluted	0.40	0.25

Weighted Average Shares Outstanding:
Basic	51,615,748	59,050,739
Diluted	52,282,534	59,782,309

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended January 31,
	2025	2024
Cash flows from operating activities:
Net income	$18.2	$182.7
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	6.0	6.5
Stock-based compensation expense	2.6	2.9
Deferred income taxes	1.7	0.7
Impairment charges	—	12.6
Gain on sale of business	—	(257.5)
Other non-cash adjustments	0.4	0.4
Changes in operating assets and liabilities, net	(42.0)	(18.0)
Net cash used in operating activities	(13.1)	(69.7)
Cash flows from investing activities:
Purchase of property, plant and equipment	(4.9)	(10.5)
Proceeds from sale of business	—	308.2
Other investing activities	0.1	—
Net cash (used in) provided by investing activities	(4.8)	297.7
Cash flows from financing activities:
Net proceeds (payments) from borrowings on revolving credit facility	55.0	(150.0)
Payment of dividends	(3.9)	(3.1)
Repurchase and retirement of common stock	(19.2)	—
Other financing activities	(7.0)	(8.3)
Net cash provided by (used in) financing activities	24.9	(161.4)
Net increase in cash and cash equivalents	7.0	66.6
Cash and cash equivalents, beginning of period	24.6	21.3
Cash and cash equivalents, end of period	$31.6	$87.9

Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$4.7	$6.2
Income taxes, net of refunds	$—	$6.8

REV GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In millions; unaudited)

	Three Months Ended January 31,
	2025	2024
Net Sales:
Specialty Vehicles	$370.2	$417.2
Recreational Vehicles	155.0	169.4
Corporate & Other	(0.1)	(0.6)
Total	$525.1	$586.0

Adjusted EBITDA:
Specialty Vehicles	$35.2	$26.2
Recreational Vehicles	9.2	11.6
Corporate & Other	(7.6)	(7.3)
Total	$36.8	$30.5

Adjusted EBITDA Margin:
Specialty Vehicles	9.5%	6.3%
Recreational Vehicles	5.9%	6.8%
Total	7.0%	5.2%

Period-End Backlog:	January 31, 2025	October 31, 2024	January 31, 2024
Specialty Vehicles	$4,226.1	$4,179.8	$3,864.1
Recreational Vehicles	264.5	291.5	376.7
Total	$4,490.6	$4,471.3	$4,240.8

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Three Months Ended January 31, 2025
	Specialty Vehicles	Recreational Vehicles	Corporate & Other	Total
Net income (loss)	$28.5	$7.5	$(17.8)	$18.2
Depreciation and amortization	3.9	1.5	0.6	6.0
Interest expense, net	2.8	0.2	3.0	6.0
Provision for income taxes	—	—	3.8	3.8
EBITDA	35.2	9.2	(10.4)	34.0
Stock-based compensation expense	—	—	2.8	2.8
Adjusted EBITDA	$35.2	$9.2	$(7.6)	$36.8

	Three Months Ended January 31, 2024
	Specialty Vehicles	Recreational Vehicles	Corporate & Other	Total
Net income (loss)	$255.2	$9.9	$(82.4)	$182.7
Depreciation and amortization	4.3	1.6	0.6	6.5
Interest expense, net	2.4	0.1	4.3	6.8
Provision for income taxes	—	—	61.5	61.5
EBITDA	261.9	11.6	(16.0)	257.5
Transaction expenses	—	—	5.0	5.0
Sponsor expense reimbursement	—	—	0.2	0.2
Restructuring costs	0.8	—	—	0.8
Restructuring related charges	6.1	—	—	6.1
Impairment charges	12.6	—	—	12.6
Stock-based compensation expense	—	—	2.9	2.9
Legal matters	2.3	—	0.6	2.9
Gain on sale of business	(257.5)	—	—	(257.5)
Adjusted EBITDA	$26.2	$11.6	$(7.3)	$30.5

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME

(In millions; unaudited)

	Three Months Ended January 31,
	2025	2024
Net income	$18.2	$182.7
Amortization of intangible assets	0.6	0.6
Transaction expenses	—	5.0
Sponsor expense reimbursement	—	0.2
Restructuring costs	—	0.8
Restructuring related charges	—	6.1
Impairment charges	—	12.6
Stock-based compensation expense	2.8	2.9
Legal matters	—	2.9
Gain on sale of business	—	(257.5)
Income tax effect of adjustments	(0.7)	58.4
Adjusted Net Income	$20.9	$14.7